EXHIBIT 10.46.1

                           CONVERTIBLE PROMISSORY NOTE


$600,000.00                                                     Atlanta, Georgia
                                                                  August 8, 2000


     FOR VALUE RECEIVED, Simione Central Holdings, Inc., a Delaware corporation, having a place of business at 6600 Powers Ferry Road, Atlanta, Georgia 30339 (hereinafter "Borrower"), does hereby promise to pay to the order of Barrett C. O'Donnell (hereinafter "Lender"), at Atlanta, Georgia, or such other place as the holder hereof may designate, on or before August 7, 2005 (the "Maturity Date"), the principal sum of Six Hundred Thousand and 00/100 Dollars ($600,000.00), together with interest on the unpaid principal balance hereof at the rate of nine percent (9%) per annum. Interest shall commence on the date of this Note and shall be payable quarterly in arrears on the first day of March, June, September and December of each year, commencing on September 30, 2000 and continuing until all principal amounts due hereunder are paid in full. The
Borrower shall have the right to repay the principal amount of this Note in whole or in part without penalty commencing one (1) year after the date of this Note and at any time hereafter prior to the Maturity Date. Any partial prepayment shall not relieve the Borrower of the obligation to repay the entire principal amount hereunder as such amount falls due. All interest under this Note shall be computed on the basis of the actual number of days elapsed over an assumed year consisting of three hundred sixty (360) days. All payments hereunder shall be made in lawful money of the United States in immediately available funds.

     This Note and the debt obligations of Borrower hereunder are subordinated to the indebtedness and obligations of Borrower to Wainwright Bank & Trust Company (the "Bank") incurred pursuant to that certain Loan and Security Agreement dated July 12, 2000 by and among Borrower, Simione Central Consulting, Inc., Simione Central National, LLC and the Bank and the obligations of Borrower under that certain Promissory Note in the principal amount of $6.0 million from Borrower, Simione Central National, LLC, and Simione Central Consulting, Inc. in favor of John E. Reed dated June 12, 2000.

     Borrower, as maker, endorser, surety, guarantor, or in any other capacity, hereby: (i) waives diligence, presentment, demand, protest and notice of presentment, notice of protest and notice of dishonor of the debt evidenced by this Note and each and every other notice of every kind with respect to this Note; and (ii) agrees that the Lender or any other holder of this Note, at any time or times, without notice to or the consent of Borrower, may grant extensions of time without limit as to the number or the aggregate period of such extensions, for the payment of any principal and/or interest due hereunder and consents to any substitution, exchange or release of collateral, and to the addition or release of any other person who may at any time be or become primarily or secondarily liable for the repayment of the indebtedness evidenced by this Note.

     It shall be an event of default hereunder ("Event of Default") (i) if Borrower shall fail to make any payment of principal or interest hereunder when due, and not cured within five (5) days after delivery of notice, or (ii) if Borrower shall become insolvent or file or have filed against it a bankruptcy

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which is not  stayed  within  sixty  (60) days or be  dissolved.  If an Event of
Default shall occur and remain uncured then (i) the nine percent (9%) interest rate described above shall be increased to eleven percent (11%) for as long as the Event of Default continues, and (ii) at any time thereafter, the entire unpaid principal amount of this Note, together with accrued interest thereon, shall at the election of the Lender, and without notice of such election, become immediately due and payable in full; and Lender may take such other actions as may be provided for in this Note, or as may be available to Lender under applicable law.

     The rights and remedies of the Lender as provided in this Note and by applicable law shall be cumulative and concurrent, and may be pursued singly, successively, or together against Borrower and any other funds, property or security of Borrower held by Lender. The delay or omission of Lender in exercising any such right or remedy shall in no event be construed as a waiver or release of said rights or remedies, or of the right to exercise them from time to time and at any time at any later date.

     No waiver of any default hereunder shall be deemed a waiver of any subsequent or continuing default nor shall any delay by the holder in enforcing any right hereunder be considered a waiver of such right. Borrower agrees to pay all costs of collection or enforcement of any amount due under this Note upon an Event of Default including reasonable attorneys' fees and disbursements whether suit is brought or not. In the event that any one or more provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, and this Note shall be construed as if such invalid, illegal or enforceable provision had never been contained herein. This Note may not be changed, modified or amended in any way other than by a writing signed by the party against whom such change, modification or amendment is sought.

     This Convertible Promissory Note is the Convertible Promissory Note referred to in that certain Convertible Note Agreement dated of even date herewith between Borrower and Lender, as amended, modified and supplemented from time to time (the "Agreement"). This Note is subject to all of the terms and conditions contained in the Agreement, in addition to those terms and conditions set forth herein. This Note may be converted into Common Stock of Borrower at Lender's option in accordance with the terms and conditions of the Agreement.

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND THEREFORE CANNOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR ASSIGNED UNLESS IT IS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER ALL APPLICABLE STATE SECURITIES LAWS, OR UNLESS AN EXEMPTION THEREFOR IS AVAILABE.

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     Whenever used herein,  the words "Borrower" and "Lender" shall be deemed to include their respective heirs, successors and assigns. Time is of the essence of this Note and of the payments and performances hereunder. This Note is to be construed in all respects and enforced according to the laws of the State of Delaware.

     TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER HEREBY WAIVES TRAIL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE.

                                         SIMIONE CENTRAL HOLDINGS, INC.


                                         By:  /s/ Stephen M. Shea
                                            ------------------------------------
                                         Name: Stephen M. Shea
                                              ----------------------------------
                                         Its:  CFO
                                             -----------------------------------


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